                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Iterated Systems
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            ITERATED SYSTEMS, INC.
                          7 Piedmont Center Suite 600
                              3525 Piedmont Road
                          Atlanta, Georgia 30305-1530
                       ---------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 12, 1999
                     -------------------------------------


TO THE SHAREHOLDERS OF ITERATED SYSTEMS, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of Iterated Systems, Inc. (the "Company") will be held on April 12, 1999 at 2:00 p.m. local time, at Grev Wedels Plass No. 5, Conference Room, in Oslo, Norway, to consider and act upon the following matters:

  1. To elect six directors to hold office until the 2000 Annual Meeting of Shareholders;

  2. To approve an amendment to the Company's 1994 Amended and Restated Stock Option Plan;

  3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999; and

  4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Shareholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Haines H. Hargrett

                                          Haines H. Hargrett
                                          Secretary

March 19, 1999
Atlanta, Georgia

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                            ITERATED SYSTEMS, INC.
                          7 Piedmont Center Suite 600
                              3525 Piedmont Road
                          Atlanta, Georgia 30305-1530
                     -------------------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 12, 1999
                     -------------------------------------

General

  This Proxy Statement and the enclosed Proxy are furnished on behalf of the Board of Directors of Iterated Systems, Inc., a Georgia corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, April 12, 1999 at 2:00 p.m. local time in Oslo, Norway (the "Annual Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Grev Wedels Plass No. 5, Conference Room, in Oslo, Norway. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about March 26, 1999 to all shareholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

  As used in this Proxy Statement, the term the "Company" refers to Iterated Systems, Inc. and its subsidiaries, unless the context otherwise requires.

Shareholders Entitled to Vote

  The Board of Directors has fixed March 19, 1999 as the record date for determining shareholders who are entitled to vote at the meeting. At the close of business on February 28, 1999, there were outstanding and entitled to vote 13,073,025 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  The holders of at least 6,536,513 of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting or in person, or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

  The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors and for the approval of each of the other matters which are to be submitted to the shareholders at the Annual Meeting. ("Plurality" means that more votes must be cast in favor of the matter than those cast against it). Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each Proxy will be voted in accordance with the shareholder's directions. Abstentions with respect to any matter to be voted upon at the Annual Meeting will have the same effect as a vote against these proposals. When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of the remaining proposals. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions and broker non-votes.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of six directors. In accordance with Section 3.2 of the Company's Restated Bylaws, the Board of Directors fixed the number of directors of the Company at seven by resolution on March 9, 1998. The Board of Directors has recommended to the shareholders six nominees for election as directors. In accordance with Article III, Section 3 of the Company's Restated Bylaws, at each annual meeting of shareholders, all of the directors will be elected for a one-year term. There are no family relationships between any of the directors or executive officers of the Company.

  Each of the nominees for election as a director is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the Annual Meeting to be held in 2000 and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Nominees to Serve as Directors Until the 2000 Annual Meeting

 R. Asmund Slogedal

  Mr. Slogedal, age 61, has served as Chairman of the Board of Directors of the Company since August 1991. Mr. Slogedal also has served as the Company's Chief Financial Officer from May 1991 until September 1994, and a partner in the Norway-based venture capital firm Teknoinvest Management AS since 1989. Prior to then, he held various senior management positions with Norsk Data AS, including Senior Vice President Operations and Vice President International Operations. Presently, Mr. Slogedal is a director of Mosvold Farsund AS, a Norwegian shipping and investment company. He is a director of Tandberg Data ASA and serves on the board of several other Norwegian and U.S.-based technology companies. Mr. Slogedal holds a B.S. degree in engineering from Purdue University.

 John R. Festa

  Mr. Festa, age 47, currently serves as Vice-Chairman of the Board of Directors and has served as a director of the Company since May 1994 and as the Company's Chief Executive Officer from May 1994 until February 1998. From 1984 until May 1994, Mr. Festa served as President, Chief Executive Officer and Chairman of BUYPASS Corporation, a financial transaction processing services company. Prior to joining BUYPASS Corporation, Mr. Festa held several positions with American Express Company, including Vice President--Point of Sale Services, Director--International Market/Product Development and Director--Office of Strategic Development. Presently, Mr. Festa serves as Managing Director, EGL Holdings, Inc. Mr. Festa attended Valparaiso University.

 Michael F. Barnsley

  Dr. Barnsley, age 52, co-founded the Company in 1987 and has served as a director since then. He served as Chief Executive Officer from 1987 until 1994 and served as Executive Vice President, Science and Technology from 1994 until February 1999. From 1979 until founding the Company, Dr. Barnsley was a mathematics professor at the Georgia Institute of Technology. Dr. Barnsley holds a degree in mathematics from Oxford University in England and a Ph.D in theoretical chemistry from the University of Wisconsin.

 Alan D. Sloan

  Dr. Sloan, age 53, co-founded the Company in 1987 and has served as a director since then. He served as President until becoming Executive Vice President, Strategic Business Development in May 1994. From 1973 until 1987, Dr. Sloan was a mathematics professor at the Georgia Institute of Technology. Dr. Sloan obtained a B.A. in mathematics from the Massachusetts Institute of Technology and a Ph.D in mathematics from Cornell University.

 Terje Mikalsen

  Mr. Mikalsen, age 58, became a director of the Company in April 1996. Mr. Mikalsen is Chairman of Mosvold Farsund Group. He is a director of Mega Pacific Group, a Hong Kong-based investment company. Mr. Mikalsen is also a director of Norwegian Cruise Line, Ltd. (U.S.-based) and its parent company, NCL Holding ASA (Norway-based). Mr. Mikalsen formerly held the position of Chairman of the following publicly traded companies: Norsk Data AS until 1993; Hafslund Nycomed ASA until 1996, and Maritime Hydraulics AS until 1987, and holds several other directorships. He is also a member of the Norwegian Government's Advisory Board on industrial policies and the Norwegian Technical Scientific Academy and Norsk Investorforum, an association of Norwegian private investors. Mr. Mikalsen holds a Master of Science degree from Norges Tekniske Hoyskole.

 John C. Bacon

  Mr. Bacon, age 53, has served as President and Chief Executive Officer since February 1998. He joined the Company in March 1997 as Senior Vice President/General Manager, and in August 1997 was named Executive Vice President and Chief Operating Officer. From 1989 until 1997, Mr. Bacon served in various positions, including President, Chief Operating Officer and Director with Xcellenet, Inc., a publicly traded remote access software company. Mr. Bacon obtained a BSIE degree from Georgia Institute of Technology and has performed graduate and advanced management development work at Georgia State University, Harvard Business School and the Wharton School of Business.

Board of Directors Meetings and Committees

  During the year ended December 31, 1998, the Board of Directors of the Company held 9 meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

  The Company's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Slogedal and Festa currently comprise the members of the Compensation Committee and Messrs. Festa, Sloan and Mikalsen currently comprise the Audit Committee. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Compensation Committee held no meetings during the year ended December 31,1998. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by the Company's auditors. The Audit Committee held one meeting during the year ended December 31,1998.

  The Company does not have a standing nominating committee.

Directors' Compensation

  The Company's directors who are not also employees of the Company ("Nonemployee Directors") currently receive no cash compensation from the Company, but are reimbursed for their out-of-pocket expenses for attending each meeting of the Board of Directors. Nonemployee Directors also are eligible to receive options under the Company's Amended and Restated 1994 Directors Stock Option Plan. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE SIX NOMINEES TO THE BOARD OF DIRECTORS.

                                  PROPOSAL 2
           AMENDMENT TO 1994 AMENDED AND RESTATED STOCK OPTION PLAN

  The Board of Directors of the Company has adopted, subject to the approval of the Shareholders, an amendment (the "Amendment") to the Company's 1994 Amended and Restated Stock Option Plan (the "1994 Employee Plan") (i) to increase the number of authorized shares of Common Stock reserved for issuance under the 1994 Employee Plan from 3,400,000 to 4,400,000.

Description of Proposed Amendments and Reasons for Changes

  Currently, 3,400,000 shares of Common Stock have been reserved for issuance under the 1994 Employee Plan, of which 106,425 have been issued as of February 28, 1999 in connection with the exercise of (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) non-qualified stock options. As of February 28, 1999, options to purchase approximately 3,148,900 shares of Common Stock were outstanding under the 1994 Employee Plan. If the Amendment is approved, the number of shares reserved for issuance under the 1994 Employee Plan would be increased by 1,000,000 to 4,400,000. The 1994 Employee Plan is an essential part of the Company's compensation and reward program for its employees because awards under the 1994 Employee Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interests of the Company to authorize additional shares under the 1994 Employee Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals.

Description of 1994 Employee Plan

  In 1992, the Company approved a stock option plan that became effective December 2, 1992 and reserved shares for future issuance. The plan was replaced by the 1994 Employee Plan. The purpose of the 1994 Employee Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company's ability to attract and retain the services of such persons. Options granted under the 1994 Employee Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 1994 Employee Plan for all employees and key persons of the Company or of any subsidiary or parent of the Company. The 1994 Employee Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 1994 Employee Plan generally vest over three or four years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee.

  Any incentive stock option that is granted under the 1994 Employee Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant.

  Each option granted under the 1994 Employee Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient's employment with the Company, or as determined by the Board of Directors.

Federal Income Tax Consequences

  Federal tax consequences to the Company and to participants of awards of options will vary with the type of option awarded and the timing of the participant's disposition of Common Stock purchased through the exercise of options. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or non-qualified option under the 1994 Employee Plan. If the participant holds the Common Stock acquired through the exercise of an incentive stock option for at least two years after the date of grant of the option and one year after exercising the option, he or she will not recognize ordinary income on the purchase or disposition of Common Stock. The inherent spread between the exercise price and fair market value is an item of tax preference, however, for purposes of computing the participant's liability for alternative minimum tax. Any gain or loss on the sale of the Common Stock after the required holding periods, calculated using the exercise price paid as the basis in the acquired shares, will be subject to capital gains treatment.

  A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation income, at the time of disposition of the Common Stock, equal to the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time the incentive stock option was exercised. The participant's basis in the Common Stock for purposes of calculating gain in a disqualifying disposition is increased to its fair market value as of the date of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common Stock in a disqualifying disposition, equal to the amount realized in excess of the increased basis.

  Generally, the Company is not entitled to a tax deduction under the grant of an option or the exercise of an incentive stock option under the 1994 Employee Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction equal to the amount of ordinary income recognized by the participant.

  Upon exercise of a non-qualified stock option, the participant recognizes taxable compensation equal to the difference between the fair market value of the Common Stock and the exercise price paid under the non-qualified stock option. The Company is entitled to deduct this amount for tax purposes, provided that the Company timely reports to the Internal Revenue Service (generally through the W-2 or a Form 1099, as applicable) the compensation income deemed received by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option, with the participant's holding period of the Common Stock determining whether short-term or long-term capital gains treatment will apply.

  Corporate income tax deductions for reasonable compensation paid to the Chief Executive Officer and the four other highest paid officers of the Company, since it is subject to the reporting requirements of Section 12 of the Exchange Act, are limited to $1 million per year under Section 162(m) of the Code, with certain exceptions. Amounts taxed as compensation income upon the exercise of a non-qualified stock option or the disqualifying disposition of shares purchased through the exercise of an incentive stock option are included in the $1 million limit unless certain procedures are implemented. Amendments to the 1994 Employee Plan were adopted in 1998 to provide the necessary procedures. Specifically, these provisions (1) require that any grants of stock options to the Chief Executive Officer or four other highest paid officers of the Company be made by a compensation committee composed of two or more outside directors, and (2) limit the number of options which could be granted to any employee during a twelve-month period.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE PLAN.

                                  PROPOSAL 3
                             INDEPENDENT AUDITORS

  Subject to the ratification by the Shareholders, the Board of Directors has selected, for the year ending December 31, 1999, the firm of Ernst & Young LLP as independent auditors for the Company. If the Shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so, and they will also be available to respond to appropriate questions from Shareholders.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 28, 1999, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each person who served as Chief Executive Officer and each of the four most highly compensated executive officers of the Company during 1998, (iii) each director of the Company, and (iv) all executive officers and directors as a group:

                                                            Common Stock
                                                       Beneficially Owned (2)
                                                     ---------------------------
Name and Address of                                  Number of Shares Percentage
Beneficial Owners (1)                                of Common Stock    of Class
---------------------------------------------------- ---------------- ----------
John C. Bacon.......................................                0     *
John R. Festa(3)....................................          830,100    6.0
Michael F. Barnsley(4)..............................        1,317,700    10.0
Alan D. Sloan(4)....................................        3,390,000    25.6
Terje Mikalsen(5)...................................                0     *
Asmund R. Slogedal(6)...............................          107,000     *
Burton M. Smith.....................................                0     *
David G. Gibson.....................................                0     *
Diane Barnsley......................................          799,900    6.1
Tharald Brovig......................................          982,050    7.5
Mosvold Farsund Invest AS(5)........................        2,891,730    23.4
All executive officers and directors
 as a group (10 persons)............................        8,536,530    60.1

--------
*Less than 1% of the outstanding Common Stock
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 13,073,025 shares of Common Stock outstanding as of February 28, 1999. The business address of each beneficial owner other than Ms. Barnsley, Mosvold Farsund Invest AS and Mr. Brovig is c/o Iterated Systems, Inc., 7 Piedmont Center Suite 600, 3525 Piedmont Road, Atlanta, Georgia 30305-1530. The business address of Ms. Barnsley is 2153 Allaire Lane, Atlanta, Georgia 30345. The business address of Mosvold Farsund Invest AS is PO Box 113, 4551 Farsund, Norway. The business address of Mr. Brovig is Radhusgt. 5b, 0151 Oslo, Norway.

(2) Includes shares of Common Stock subject to options that may be exercised within 60 days of February 28,1999. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.

(3)  Includes options to purchase 830,100 shares of Common Stock.

(4)  Includes options to purchase 150,000 shares of Common Stock.

(5) Includes 1,815,230 shares held by Mosvold Farsund Invest AS, 976,500 shares held by Mega Pacific International, Ltd. and 100,000 shares issuable upon exercise of a warrant held by Mosvold Farsund Invest AS.

(6)  Includes options to purchase 35,000 shares of Common Stock.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the Common Stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all such forms they file.

  Based solely on a review of the copies of the forms that it has received, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all of the filing requirements in 1998.

                              EXECUTIVE OFFICERS

  In addition to the individuals who serve on the Company's Board of Directors who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

 John K. Garrison

  Mr. Garrison, age 39, has served as Vice President of Development since July 1998. He joined the Company in 1995 and prior to Mr. Garrison's promotion to Vice President of Development served as the Product Marketing Manager for the Company's video initiative. From 1994 to 1995 Mr. Garrison was a Program Manager with Sprint Corporation, and from 1990 to 1994 he served in various positions with Andersen Consulting. He holds a BA in Psychology from Emory University and a Masters in Electrical Engineering from Georgia Institute of Technology.

 David G. Gibson

  Mr. Gibson, age 40, has served as Vice President of Sales since February 1998. He served as Director of OEM Sales of the Company from August 1997 to February 1998. From July 1995 to August 1997, Mr. Gibson served as Regional Sales Manager for the Company. From June 1986 to July 1995, Mr. Gibson held various sales, marketing and business management positions with Integraph Corporation. Mr. Gibson has a B.S. degree in Engineering from Tennessee Technological University.

 Haines H. Hargrett

  Mr. Hargrett, age 56, has served as Chief Financial Officer of the Company since September 1997. From 1994 to 1997 he was Chief Financial Officer/Treasurer of Medifax, Inc., a high technology medical transcription company. From 1992 to 1994 he was Chief Financial Officer for Park N Fly, Inc., a company involved in developing and managing parking facilities near major-city airports. Mr. Hargrett holds an A.B. in Economics from Duke University and an M.B.A. in Finance from Indiana University.

 Burton M. Smith

  Mr. Smith, age 43, has served as Vice President of Marketing since February 1998. He served as Director of Marketing of the Company since June 1997. From July 1995 to June 1997, Mr. Smith served as Regional Sales Manager for the Company. From February 1984 to July 1995, Mr. Smith held various sales and marketing positions with Integraph Corporation. Mr. Smith has a Bachelor of Engineering degree from Georgia Institute of Technology.

Executive Compensation

  The following table sets forth certain summary information with respect to the compensation earned for services rendered by the Company's Chief Executive Officers and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                           Long-Term
                                                          Compensation
                                   Annual Compensation       Awards
                                  ----------------------- ------------      All Other
Name and Principal Position  Year Salary ($) Bonus ($)(1) Options (#)    Compensation (2)
---------------------------  ---- ---------- ------------ ------------   ----------------
John C. Bacon(3).........    1998  $279,625    $      0    1,300,000         $     0
 President, Chief            1997   141,121           0      300,000(5)            0
  Executive                  1996         0           0            0               0
 Officer and Director

John R. Festa(4).........    1998   180,163           0            0               0
 President, Chief            1997   300,000     150,000      124,100               0
  Executive                  1996   291,667           0      200,000(5)            0
 Officer and Director

Michael F. Barnsley......    1998   137,500           0            0               0
 Executive Vice President    1997   243,750           0            0               0
 and Director                1996   275,000     255,000            0               0

Alan D. Sloan............    1998   152,571           0            0               0
 Executive Vice President    1997   243,750           0            0               0
 and Director                1996   275,000      75,000            0               0

Burton M. Smith..........    1998   125,000      53,521       80,000               0
 Vice President Marketing    1997   154,583           0       30,000(5)            0
                             1996   125,000           0            0               0

David G. Gibson..........    1998   105,000      57,500       80,000               0
 Vice President Sales        1997   154,583           0       30,000(5)            0
                             1996   125,000           0            0               0

--------
(1) Bonuses were for services rendered in the fiscal year indicated except for Dr. Barnsley and Dr. Sloan which were for prior year's services.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3) Mr. Bacon joined the Company in March 1997 and was named the Company's President and Chief Executive Officer in February 1998.

(4) Mr. Festa served as President and Chief Executive Officer until February
    1998.

(5) Options were forfeited in conjunction with new grant of new options.

Option Grants in Last Fiscal Year

  The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 1998:

                                                     Individual Grants
                         ---------------------------------------------------------------------------
                                                                           Potential Realizable
                                                                             Value at Assumed
                          Number of    Percent of                                 Annual
                         Securities      Total                             Rates of Appreciation
                         Underlying    Granted to  Exercise or                      for
                           Options     Employees   Base Price   Expiration   Option Term  (3)
Executive Officer        Granted (1)    In 1998   Per Share (2)    Date         5%     10%
-----------------        -----------   ---------- ------------- ---------- ---------------------
John C. Bacon...........  1,000,000(4)     32%        $7.26      2/16/08          N/A        N/A
                          1,300,000(5)     41%         2.00      9/10/08   $1,635,126 $4,143,730
John R. Festa...........          0         0%           --           --            0          0
Michael F. Barnsley.....          0         0%           --           --            0          0
Alan D. Sloan...........          0         0%           --           --            0          0
Burton M. Smith.........     40,000         1%         2.00      9/10/08       50,312    127,499
                             40,000(5)      1%         2.00      9/10/08       50,312    127,499
David G. Gibson.........     40,000         1%         2.00      9/10/08       50,312    127,499
                             40,000(5)      1%         2.00      9/10/08       50,312    127,499

--------
(1) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(2) These options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.
(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(4) Options were forfeited in conjunction with new grant of new options.
(5) These options replace options previously granted.

Option Exercises in Last Fiscal Year and Year-End Option Values

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1998, by the Named Executive Officers:

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised         In-the-Money
                           Shares                    Options at                Options at
                          Acquired    Value       December 31, 1998       December 31, 1998 (1)
                                               ------------------------- -------------------------
Executive Officer        on Exercise Realized  Exercisable Unexercisable Exercisable Unexercisable
-----------------        ----------- --------  ----------- ------------- ----------- -------------
John C. Bacon...........       0       $ 0            0     1,300,000       $ 0          $ 0
John R. Festa...........       0         0      706,000       124,100         0            0
Michael F. Barnsley.....       0         0      150,000             0         0            0
Alan D. Sloan...........       0         0      150,000             0         0            0
Burton M. Smith.........       0         0            0        80,000         0            0
David G. Gibson.........       0         0            0        80,000         0            0

--------
(1) The closing price for the Company's Common Stock as reported by the Oslo Stock Exchange on December 31, 1998 was $0.68. The value is calculated by the excess of the year-end value of $0.68 over the option exercise price, multiplied by the number of shares of Common Stock underlying the option.

Report on Repricing/Replacing of Executive Stock Options

  The following table sets forth the options that have been repriced or replaced for Executive Officers.

                                    Number                                       Remaining
                                  Of Shares  Market Price   Exercise              Term of
                                  Underlying   Of Stock      Price       New     Old Option
                                   Options     At Time      At Time    Exercise   At Date
Name                       Date    Repriced  Of Repricing Of repricing  Price   Of repricing
----                     -------- ---------- ------------ ------------ -------- ------------
John C. Bacon........... 09/10/98   300,000     $1.44        $10.00     $5.00         8
 President & CEO,        09/10/98 1,000,000      1.44          7.26      5.00         9
  Director

John R. Festa........... 12/31/97    45,900      7.40          4.83      7.40         6
 Director                12/31/97   200,000      7.40         10.00      7.40         9

Asmund Slogedal......... 09/10/98    25,000      1.44         10.00      2.00         7
 Director                09/10/98    15,000      1.44          6.00      2.00         8

John K. Garrison........ 07/01/98     2,000      3.76         10.00      4.50         8
 Vice President          09/10/98    10,000      1.44         10.00      2.00         7
                         09/10/98    10,000      1.44          4.50      2.00        10

David G. Gibson......... 09/10/98    10,000      1.44          6.00      2.00         7
 Vice President          09/10/98    30,000      1.44         10.00      2.00         9

Haines H. Hargrett...... 09/10/98    35,000      1.44         10.00      2.00         9
 Chief Financial Officer

Burton M. Smith......... 09/10/98    10,000      1.44          6.00      2.00         7
 Vice President          09/10/98    30,000      1.44         10.00      2.00         9

  In December 1997 under the terms of the Severance Agreement, Mr. Festa exchanged 245,900 stock options then outstanding for 124,100 new options reflecting an exercise price equal to the then-current trading price of the Company's Common Stock on the OSE.

  In July 1998 in conjunction with his promotion to Vice President of the Company, Mr. Garrison exchanged 2,000 stock options then outstanding for new options reflecting an exercise price that was slightly higher than the then-current trading price of the Company's Common Stock on the OSE.

  In September 1998 the Board of Directors recognized that due to the fact that the exercise price of many existing stock options were far in excess of the then-current trading price of the Company's Common Stock, the existing options no longer provided a performance incentive to employees. The Board of Directors determined that in order for the Company's stock option plan to continue to meet objectives of attracting, retaining and fairly compensating employees, employees should be provided the opportunity to exchange their stock options then outstanding for new stock options reflecting an exercise price that was slightly higher than the then-current trading price of the Company's Common Stock on the OSE.

Employee Benefit and Stock Option Plans

  Description of 1994 Employee Plan. In 1992, the Company approved a stock option plan which became effective December 2, 1992 and reserved shares for future issuance. The plan was replaced by the 1994 Amended and Restated Stock Option Plan (the "1994 Employee Plan"). The purpose of the 1994 Employee Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company's ability to attract and retain the services of such persons. Options granted under the 1994 Employee Plan may be either (i) options intended to qualify as "incentive stock options" under
Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 1994 Employee Plan for all employees and key persons of the Company or of any subsidiary or parent of the Company. The 1994 Employee

Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 1994 Employee Plan generally vest over three or four years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee.

  Any incentive stock option that is granted under the 1994 Employee Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant.

  Each option granted under the 1994 Employee Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient's employment with the Company, or as determined by the Board of Directors.

  Description of Non-Employee Director Plan. In 1994, the Company approved the Amended and Restated 1994 Directors Stock Option Plan (the "Directors Plan"). The purposes of the Directors Plan are to enhance the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors and to encourage such directors to acquire an increased proprietary interest in the Company. Stock options may be granted under the Directors Plan to any director who is not an employee of the Company or a parent or subsidiary. The Directors Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the Directors Plan generally vest over three years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee.

  Options granted under the Directors Plan are non-qualified stock options and may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant.

  Each option granted under the Directors Plan is exercisable for a period not to exceed ten years from the date of grant and shall lapse upon the earlier of the expiration of such period or 30 days after termination of the recipient's service as a member of the Board of Directors.

  An aggregate of 180,000 shares of Common Stock are reserved for issuance under the Directors Plan.

Employment Contracts and Termination and Change-in-Control Arrangements

  On February 16, 1998, the Company entered into an employment agreement with Mr. Bacon who serves as the President and Chief Executive Officer of the Company. The employment agreement provides for a base salary of $285,000 per annum. Pursuant to the agreement, Mr. Bacon was granted stock options pursuant to the Company's 1994 Employee Plan for 500,000 shares, vesting ratably over a three year period at the exercise price per share of the Company's Common Stock equal to the closing price of the Company's Common Stock traded on the Oslo Stock Exchange as of the date of the agreement. In addition, pursuant to the agreement, Mr. Bacon was granted options for a number of shares vesting upon the first to occur of the closing of a public sale of Common Stock by the Company under certain circumstances (the "Offering Closing Date"), a Change in

Control (as defined in the agreement) or completion of seven years of continuous service following the date of the agreement. Pursuant to the agreement, Mr. Bacon was also granted options to purchase an additional number of shares vesting upon the first to occur of either 180 days after the Offering Closing Date, or after completion of seven years of continuous service following the date of the agreement. The agreement further provides that Mr. Bacon is entitled to receive a cash bonus on the first to occur of either the Offering Closing Date or a Change in Control. The term of the employment agreement is three years. If the Company terminates Mr. Bacon's employment without cause, the Company would be required to continue to pay Mr. Bacon an amount equal to his monthly salary at the then current rate for a period of 18 months.

  On February 16, 1998, the Company entered into an Executive Severance Agreement with Mr. Festa which supersedes and cancels his prior employment agreement. Pursuant to the Executive Severance Agreement, Mr. Festa agreed to serve as the Vice-Chairman of the Board of Directors and a Special Advisor to the Company for a two-year period for an annual base salary of $150,000. Mr. Festa also agreed to forfeit 218,300 options granted to him as of December 31, 1997 and received a new grant of 124,100 non-qualified stock options exercisable at the price as of the date of the agreement on the Oslo Stock Exchange, vesting in full one year after the date of the Agreement with a term of seven years, subject to the terms of the Company's 1994 Amended and Restated Stock Option Plan. Mr. Festa also received, upon the signing of the agreement, a bonus in the amount of $150,000 for service in 1997. The agreement further provides that the Company will pay up to $400 per month for a leased automobile for Mr. Festa's use during the term of the agreement, and, as additional compensation, an amount which, after deducting federal and state income taxes, would equal the amount which the Company would contribute as a "matching contribution" to Mr. Festa's account under the Company's 401(k) plan, assuming that Mr. Festa was still an active participant in the plan and elected to defer $833.33 in compensation each month under the plan. The agreement contains covenants restricting disclosure of confidential information and non-competition and non-solicitation covenants. Pursuant to the agreement, if Mr. Festa's employment is terminated without cause, the Company would be required to continue to pay Mr. Festa the annual salary and benefits set forth in the agreement for the remainder of the stated term of the agreement.

  In May 1994, the Company entered into employment agreements of an indefinite term with Drs. Barnsley and Sloan, who each serve as executive officers of the Company. Under the terms of their respective employment agreements, if the Company terminates the employment of Drs. Barnsley or Sloan for any reason, other than for cause, the Company will be required to continue the payment of their base salaries for a period of two years from the date of termination. The terms of the employment agreements as amended in 1996 with Drs. Barnsley and Sloan provide for a reduction in each individual's base annual salary to $150,000 in the event the Company completes a public offering of shares of the Company's Common Stock in which each individual is permitted to sell shares owned by him, provided the public offering is completed before March 28, 1999. This offering was completed on September 29, 1997 and thus the annual base salaries thereafter payable to Drs. Barnsley and Sloan have been reduced as provided above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors of the Company has established the Compensation Committee of the Board to assist the Board in its administration of the Company's compensation programs. The Committee is comprised of two directors:
John R. Festa and R. Asmund Slogedal. The Committee is responsible for: (i) recommending the most effective total executive compensation strategy based upon the business needs of the Company and consistent with shareholders' interests; (ii) monitoring corporate performance and its relationship to compensation of executive officers; and (iii) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

  The policies of the Board and the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Board has considered ways to align executive compensation with the creation of shareholder value. The Board's policies are implemented using a mix of the following key elements:

  1. The Company pays base salaries that are generally competitive with other leading software companies with which the Company competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

  2.. The Company pays cash bonuses based on the achievement of financial and operating goals and high levels of performance; and

  3. The Company provides significant equity-based incentives pursuant to the Company's 1994 Amended and Restated Stock Option Plan and 1994 Directors Stock Plan to ensure that the Company's executive officers, directors and key employees are motivated to achieve the Company's long-term goals.

Base Salary

  The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on an annual review of executive salary levels at similar software companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established annual long-term performance objectives and an annual salary survey of comparable companies in the Company's industry. Base salaries for some of the Company's executives were increased during 1998 and the Company believes are competitive with comparable companies.

Cash Bonuses

  Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance that is determined at the discretion of the Board or the Committee.

Equity Compensation

  The Company's 1994 Employee Plan has been established to provide all employees including executive officers of the Company with an opportunity to share, along with the shareholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from increases in the price of the Company's Common Stock. The interests of shareholders, executives and employees should thereby be closely aligned. The exercise price of incentive stock options granted under the 1994 Employee Plan must be at least equal to fair market value at the date of grant, whereas non-qualified stock options granted under the Plan may be at an exercise price less than the fair market value of the Common Stock on the date of the grant. The options generally vest over a period of three years and expire not more than ten years from the date of grant.

Chief Executive Officer Compensation

  The Committee uses the procedures described above in recommending the annual salary, bonus and stock option awards for the Company's Chief Executive Officer. Mr. Festa served as the Company's Chief Executive Officer until February 16, 1998 at an annual salary of $300,000 when his employment agreement was terminated and replaced with a new agreement. The Committee believes that the total compensation paid to Mr. Festa in 1998 of $180,163 was appropriate and consistent with the quality of leadership he offered to the Company.

  John C. Bacon was elected as the Company's Chief Executive Officer effective February 16, 1998. Pursuant to Mr. Bacon's employment agreement with the Company, he received $272,000 in annual base salary in 1998. In addition, Mr. Bacon is entitled to receive a cash bonus of $500,000 on the first to occur of either the Offering Closing Date or a Change in Control (as defined in and described in the foregoing description of Mr. Bacon's Employment Agreement under the section "Employment Contracts and Termination and Change-in-Control Arrangements"). The Committee believes that Mr. Bacon's 1998 compensation package is appropriate and consistent with his performance during 1998, as well as within the range of comparable companies.

  Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. See "Executive Compensation--Option Grants in Last Fiscal Year" and "Employment Contracts and Termination and Change-in-Control Arrangements" elsewhere herein for information concerning options granted to the Company's executive officers during 1998.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" with the meaning of the Code. The Committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On May 31, 1996, the Company entered into a credit agreement (the "Credit Facility") with Mosvold Farsund Invest AS ("Mosvold"), which established a $6,000,000 revolving line of credit (the "Revolving Facility"). Mosvold is a Norwegian corporation controlled by Mr. Mikalsen, a director of the Company. Outstanding borrowings under the Revolving Facility accrue interest payable monthly at an annual rate equal to NationsBank of Georgia NA. prime lending rate plus 1%. The Company is obligated to pay a quarterly commitment fee equal to .75% of the unused portion of the Revolving Facility. Prior to the repayment of any principal by the Company under the Revolving Facility, Mosvold has the right to elect to convert the amount of principal being repaid into shares of the Company's Common Stock at a price of $10.00 per share.

  On June 9, 1997, the Company borrowed $3,000,000 under the Credit Facility. On October 31, 1997, Mosvold exercised the option to convert those borrowings into 300,000 shares of the Company's Common Stock at $10 per share. The Company paid Mosvold $112,000 in interest on the outstanding borrowings during 1997 and $26,000 and $9,400 for commitment fees not borrowed during 1997 and 1998, respectively.

  There were no further borrowings under the Credit Facility and the Credit Facility expired on June 30, 1998.

  In connection with the establishment of the Credit Facility, the Company issued to Mosvold a warrant to acquire up to 100,000 shares of the Company's Common Stock at a price of $10.00 per share until May 31, 1999.

                            STOCK PRICE PERFORMANCE

  Set forth below is a line graph indicating the stock price performance of the Company's common stock for the period beginning June 23, 1998 (when the Company's Common Stock became registered under Section 12 of the Securities and Exchange Act of 1934, as amended) through December 31,1998 as compared to the Oslo Stock Exchange's Small Business Index (OSE-SMB) and the Information Technology Index (OSE-IT). The graph assumes that $1.00 was invested at the beginning of the period and has been adjusted for any dividends distributed after June 23,1998. No cash dividends have been paid by the Company during this period.

                             [GRAPH APPEARS HERE]

Measurement period
(Fiscal Year Covered)     6/23/98    9/30/98    12/31/98
---------------------     -------    -------    --------
Iterated                    1.00       0.28        0.18
OSE-IT                      1.00       0.69        0.77
OSE-SMB                     1.00       0.67        0.59


                             SHAREHOLDER PROPOSALS

  Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than Tuesday, November 26, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters which may come before the Company's shareholders at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  A COPY OF THE 1998 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, ITERATED SYSTEMS INC., 7 PIEDMONT CENTER SUITE 600, 3525 PIEDMONT ROAD, ATLANTA, GA. 30305-1530.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ John C. Bacon
                                          -------------------------------------
                                          John C. Bacon
                                          President and Chief Executive Officer

March 19, 1999

                    [LOGO OF ITERATED SYSTEMS APPEARS HERE]

                                     PROXY

  Please sign and return this Proxy even if you intend to attend the meeting.

     The undersigned, a shareholder of Iterated Systems, Inc. (the "Company"), who holds the shares set out beside his or her name, does hereby appoint John C. Bacon and Haines H. Hargrett as proxies, or either of them, to vote all of the shares held of record by the undersigned at a meeting of the Company's shareholders on April 12, 1999, at Grev Wedels Plass No. 5, Conference Room, in Oslo, Norway at 2:00 p.m., and at any adjournment thereof with respect to all matters which properly come before the meeting.

This Proxy may be revoked by attending the meeting and retrieving it. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

           (Continued and to be dated and signed on the other side.)

                                                          Iterated Systems, Inc.

A [X] Please mark your
      votes as in this
      example.

                          FOR all nominees
                           listed at right     WITHHOLD
                             (except as        AUTHORITY
                            marked to the   to vote for all
                             contrary at    nominees listed
                               right)          at right
1. ELECTION                     [_]              [_]         Nominees:
   OF DIRECTORS:                                             John C. Bacon
                                                             Michael F. Barnsley
   To elect the six                                          John R. Festa
   nominees listed at                                        Terje Mikalsen
   right for Director                                        Alan D. Sloan
   for a term of one                                         R. Asmund Slogedal
   year.

(INSTRUCTION: To withhold
 authority to vote for
 any individual nominee,
 strike a line through
 the nominee's name in
 the list at right.)

                                                FOR   AGAINST   ABSTAIN
2. APPROVAL OF AMENDMENT OF 1994                [_]     [_]       [_]
   AMENDED AND RESTATED STOCK OPTION
   PLAN: To ratify and approve the
   amendment of 1994 Amended and
   Restated Stock Option Plan of the
   Company.

                                                FOR   AGAINST   ABSTAIN
3. SELECTION OF ACCOUNTANTS: To                 [_]     [_]       [_]
   ratify the appointment of Ernst &
   Young LLP as the Company's
   independent auditors for the fiscal
   year ended December 31, 1999.

                                                FOR   AGAINST   ABSTAIN
4. OTHER BUSINESS: and, in their                [_]     [_]       [_]
   discretion, upon any other matters
   that may presently come before the
   meeting or any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDERS.  IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ELECTION OF ALL SIX NOMINEES
LISTED UNDER "ELECTION OF DIRECTORS", FOR APPROVAL
OF THE PROPOSED AMENDMENT OF THE 1994 AMENDED AND
RESTATED STOCK OPTION PLAN AND FOR RATIFICATION OF
THE SELECTION OF ACCOUNTANTS.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.


No. of Shares Owned
                    ---------------


Signature of Stockholder
                         ------------------------------------------------------

Print Name                                               Date             , 1999
           -------------------------------------------        ------------

NOTE: Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.